UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 15, 2013

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12974	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code
(505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into Material Definitive Agreements.

          On February 15, 2013, Santa Fe Gold Corporation (“Santa Fe” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with International Goldfields Limited, an Australian corporation (“IGS”), and IGS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of IGS (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company to be the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of IGS (the “Merger”).

          Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of closing, each issued and outstanding share of common stock of the Company (the “Company Common Stock”) will be converted into and become the right to receive 12.3254627 (the "Exchange Ratio") ordinary shares of IGS (“IGS Common Share”). The Merger Agreement provides that the IGS Common Shares shall be delivered to the holders of SFEG Common Stock in the form of American Depositary Receipts (“IGS ADR’s”) shares, each representing the right to receive 20 IGS Common Shares, or such other number of shares as IGS and SFEG may mutually determine to be the optimum bundle of IGS shares. In addition, unless previously cancelled, exchanged or terminated, any stock options and warrants to purchase Company Common Stock outstanding at the effective time of the Merger will remain outstanding following the Merger and will thereafter be exercisable for IGS Common Shares, in accordance with their terms.

          Completion of the Merger is subject to IGS closing an equity financing before March 14, 2013, that would result in IGS having at least A$10,000,000 in available cash, after deduction of major transaction related fees, and a maximum of A$100,000 in total indebtedness (“Qualified Equity Financing”). After the completion of the Qualified Equity Financing and the Merger, the holders of Company Common Stock would collectively hold approximately 61.6% of the outstanding IGS Common Shares, calculated as if IGS raising only A$5.0 million in the Qualified Equity Financing. It is anticipated that the Merger will qualify as a “tax free reorganization” for U.S. federal income tax purposes as the Company’s U.S. stockholders are estimated to own collectively less than 50% of IGS’ outstanding common shares upon consummation of the Merger. IGS plans to apply for listing on the NYSE MKT, with listing to be effective on or before consummation of the Merger.

          Upon closing of a Qualified Equity Financing, the Company shall have the right to appoint a director to the IGS Board of Directors board and current IGS Director Antony Sage will resign from the IGS Board of Directors. Further, the Merger Agreement provides that upon closing of the Merger, IGS’ remaining directors will resign and the Company shall have the right to appoint the directors to fill such vacancies. Dr. Pierce Carson, the Company’s current president and chief executive officer will also serve as IGS’ chief executive officer.

          Upon the unanimous recommendation of a special committee of the Board of Directors of the Company (the “Special Committee”) comprised entirely of independent and disinterested directors, the Board of Directors of the Company approved the Merger Agreement. KOMODO Capital Pt Ltd was engaged to serve as financial advisor to the Company’s Board of Directors in conjunction with the Merger Agreement.

          Completion of the Merger is subject to customary conditions, including (i) IGS consummating a Qualified Equity Financing; (ii) the adoption of the Merger Agreement by the required vote of the holders of outstanding Company Common Stock, (iii) the Securities and Exchange Commission (the “SEC”) has declared effective a Registration Statement registering the IGS Common Shares under the Securities Act of 1933, as amended, (iv) the approval and adoption by the holders of outstanding IGS Common Shares of the Merger Agreement and the issuance of additional IGS Common Shares as consideration in the Merger, and (v) the IGS ADRs shall be approved for listing, subject to issuance, on NYSE MKT to be effective as of the effective time of the Merger.

          The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. Under the terms of the Merger Agreement, during the period between the signing of the Merger Agreement and the closing of the Merger, the Company and IGS have agreed to continue to carry on its business in the ordinary course, and to manage its business in accordance with an interim operating plan mutually agreed upon between the Company and IGS. Upon closing of a Qualified Equity Financing, IGS has agreed to provide capital funding support to the Company, and subject to the terms, conditions and limitations as provided in the Merger Agreement.

          The Merger Agreement is attached to this Current Report on Form 8-K to provide the Company’s stockholders with information regarding the terms of the proposed Merger, and is not intended to otherwise modify or supersede any factual disclosures about the Company or IGS in the Company’s public reports filed with the SEC. In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or IGS. The representations and warranties have been negotiated with the principal purpose of (i) establishing the circumstances under which the parties may have a right to terminate the Merger Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under the federal securities laws.

          The foregoing description of the Merger and the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this report by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of February 15, 2013, by and among Santa Fe Gold Corporation, International Goldfields Limited, and IGS Merger Sub, Inc

99.1	Press Release dated February 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: February 15, 2013	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer